RockTenn

Fiscal 2014 Third Quarter Earnings Conference Call Presentation

July 30, 2014



Coated White Top Liner
RockTenn

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slides entitled "Key Financial Statistics – FY2014 Outlook" and "Key Inputs", that give guidance or estimates for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words in this presentation such as will, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our ability to achieve benefits from acquisitions such as Smurfit-Stone, NPG and Tacoma Mill, including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages and containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition the potential loss of certain customers; the occurrence of a natural disaster, such as a hurricane, tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2013 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not have or undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to GAAP financial measures included in the Appendix to this presentation.

RockTenn 3Q FY2014 – Summary

- Adjusted earnings per share of \$1.97 (1) resulting in LTM Free Cash Flow of \$12.39 per share, 35% higher than LTM 3Q FY2013 Free Cash Flow per share (2)
- LTM Credit Agreement EBITDA of \$1.6 billion, 19% higher than 3Q FY2013 LTM Credit Agreement EBITDA (3)
- Completed Tacoma Mill acquisition; contributed \$0.10 to 3Q FY2014 adjusted earnings (3)
- Merchandising Displays' organic sales growth of 24% vs. prior year quarter due to strong customer demand and execution

(1) On a GAAP basis, EPS was \$1.82 in 3Q FY2014. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) We define Free Cash Flow as "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense". See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Metrics

$ in millions, except per share data	3Q FY2014	3Q FY2013	% Change
Net Sales	$ 2,531	$ 2,448	3%
Adjusted EPS (1)	$ 1.97	$ 2.16	-9%
Effective Tax Rate	36.4%	30.2%	20%
LTM Credit Agreement EBITDA (2)	$ 1,603	$ 1,347	19%
LTM Credit Agreement EBITDA Margin (2)	16.8%	14.7%	15%
Free Cash Flow per share (3)	$ 2.82	$ 2.96	-5%
LTM Free Cash Flow per share (3)	$ 12.39	$ 9.15	35%
Leverage Ratio (2)	1.90x	2.29x	-17%

(1) On a GAAP basis, EPS was $1.82 in 3Q FY2014 and $1.91 in 3Q FY2013. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) We refer to Free Cash Flow as "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense". See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Corrugated Packaging Segment Performance

$ in millions, except where noted	3Q FY2014		3Q FY2013	
Segment Sales	$	1,774	$	1,719
Segment EBITDA [1]	$	296	$	297
Segment EBITDA Margins [1]		*17.4%*		*18.1%*
Corrugated Packaging Segment Shipments (k tons) [2]		1,962		1,922
Corrugated Container Shipments (bsf) [3]		18.8		19.5
Major Maintenance & Capital Outages (k tons)		89.0		66.6




SWEETWATER
TACKLEBOX
DON'T FLOAT THE MAINSTREAM!

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Corrugated mills plus Corrugated Container Shipments converted from bsf to tons. Excludes container shipments in Asia. Includes approximately 55k tons of shipments from the Tacoma Mill
(3) Corrugated Container Shipments (bsf) are included in the Corrugated Packaging Segment Shipments on a converted basis. Excludes container shipments in Asia

Consumer Packaging Segment Performance

$ in millions, except where noted	3Q FY2014		3Q FY2013	
Segment Sales	$	497	$	482
Segment EBITDA (1)	$	82	$	81
Segment EBITDA Margins (1)		*16.5%*		*16.9%*
Consumer Packaging Segment Shipments (k tons) (2)		394		396
Converting Shipments (bsf) (3)		5.2		5.3
Major Maintenance & Capital Outages (k tons)		5.0		0.4




TOASTED WHEAT
FLAKES

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Consumer mills plus Consumer Packaging Converting Shipments converted from bsf to tons. The shipment data excludes gypsum paperboard liner tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture, since it is not consolidated
(3) Converting Shipments are included in the Consumer Packaging Segment Shipments on a converted basis.

Merchandising Displays Segment Performance

$ in millions, except where noted	3Q FY2014		3Q FY2013	
Segment sales	$	225	$	166
Segment EBITDA [(1)]	$	25	$	20
Segment EBITDA Margins [(1)]		*11.3%*		*12.0%*



COVERGIRL
BIG, SEXY BOMBSHELL LASHES!
NEW
10X



NEW
Nexium 24HR
#1 Doctor Prescribed Acid Blocker Brand
Nexium 24HR

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Recycling Segment Performance

$ in millions, except where noted	3Q FY2014	3Q FY2013
Segment sales	$ 85	$ 124
Segment EBITDA (1)	$ 5	$ 5
Segment EBITDA Margins (1)	*5.6%*	*4.2%*
Recycled Fiber Volumes (millions of tons)	1.6	1.8





(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

3QFY2014 vs. 3Q FY2013 Total Company Segment Income



$350
$300
$250
$200
$150
$100
$50
$0
$274
$44
$1
($33)
($22)
$21
$10
($32)
$263
3Q FY2013
Sales Price & Mix
Volume
Commodities & Freight
Manufacturing Costs and SG&A
Productivity
Acquisitions
Other Items
3Q FY2014

- Pricing: $44 million gain; average selling prices in the Corrugated and Consumer Segments increased by $13 / ton and $51 / ton, respectively
- Commodities and Freight: $7 million lower recovered fiber and board costs more than offset by $15 million higher virgin costs, $11 million higher energy costs and $12 million higher freight costs [(1)]
- Cost Inflation of approximately $56 million included in the Commodities & Freight and Manufacturing Costs and SG&A categories
- Other Items: Includes $13 million gain in 3Q FY2013 from Seminole Energy Contract and gas savings, $9 million negative impact related to West Point Black Liquor Intrusion and additional amounts for other items

(1) Estimates net of volume, inflation and productivity improvements

Net Debt Bridges [1]


3Q
FY2014
($ in millions)
Free Cash Flow per Share of $2.82 (2)
$3,600
$3,200
$2,800
$2,400
$2,000
$1,600
$2,635
$131
$11
($360)
$151
$25
$341
$21
($9)
$2,946
Net Debt As of 3/31/14
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Acquisitions/ Investments
Stock Purchases
Other (3)
Net Debt As of 6/30/14


LTM 3Q
FY2014
($ in millions)
Free Cash Flow per Share of $12.39 (2)
$3,600
$3,200
$2,800
$2,400
$2,000
$1,600
$2,984
$297
$47
($1,404)
$511
$98
$401
$74
($62)
$2,946
Net Debt As of 6/30/13
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Acquisitions/ Investments
Stock Purchases
Other (3)
Net Debt As of 6/30/14

(1) On a GAAP basis, Total Debt was $2.99 billion, $2.67 billion and $3.03 billion at 6/30/14, 3/31/14 and 6/30/13, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

(2) Free Cash Flow per share of $2.82 and $12.39 are calculated as "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense" of $205.6 million and $906.9 million, respectively, divided by average diluted shares outstanding of 73.0 million shares and 73.2 million shares, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

(3) Primarily includes proceeds from sale of PP&E, insurance settlement and return of capital and sale of subsidiaries

RockTenn's Strong Financial Position

6/30/14 Capitalization ($ in millions)	
Cash	$40
Outstanding Debt (1)	$2,986
Shareholders' Equity	$4,517
Total Capitalization	**$7,504**

Rating Agency	Corporate Credit Rating
S&P	BBB Stable
Moody's	Baa3 Stable

Floating / Fixed Debt Mix	51% / 49%
Available Liquidity	$1.54 billion
Leverage Ratio (2)	1.90x
LTM Credit Agreement EBITDA (2)	$1.60 billion
Average Interest Rate	3.2%



$ in millions
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$2
$92
$92
$527
$405
$122
$915
$915
$1,457
$350
$400
$350
$350
FY2014
FY2015
FY2016
FY2017
Thereafter
Scheduled Maturities
Credit Facilities
A/R Securitization
2019 Notes
2020 Notes
2022 Notes
2023 Notes
Other

(1) Outstanding Debt is Total Debt of $2,993 million adjusted for unamortized bond discounts of $6 million
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Statistics – FY2014 Outlook

($ in millions, except percentages)	4Q FY2014 Forecast	FY2014 Forecast
Depreciation and Amortization:	$ 155	$ 588
Capital Expenditures:	$ 172 - 197	$ 550 - 575
Non-Allocated Expenses:	$ 19	$ 72
Interest Expense:	$ 23	$ 94
Book Tax Rate:	36% - 38%	36% - 38%
Pension Expense:	$ 2	$ 9
Share Based Compensation:	$ 10	$ 39

($ in millions)	As of 6/30/2014
Federal and Foreign NOLs (estimated)	$ 56
State NOLs / Credits (estimated):	$ 70
Cellulosic Biofuel/Black Liquor Tax Credits (estimated):	$ 145
AMT and Other Federal Credits (estimated):	$ 90

($ in millions, unless stated)	1Q FY2014 Actual	2Q FY2014 Actual	3Q FY2014 Actual	4Q FY2014 Forecast	FY2014 Forecast
Estimated Qualified and Non Qualified Pension Contributions (Cash):	$ 37	$ 54	$ 128	$ 6	$ 225
Total Major Maintenance & Capital Outages (k tons):	93	73	94	-	260
Total Mill Maintenance Outage Amortization Expense:	$ 28	$ 24	$ 25	$ 25	$ 102

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Segment EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA (as defined).

Non-GAAP Measures

Credit Agreement EBITDA:

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures, business interruption items and other expense expected to be reimbursed and sales discounts given in connection with sales of accounts receivable. For additional information on the calculation of "EBITDA" under our Credit Agreement, see the Amended and Restated Credit Agreement, dated as of September 27, 2012, as subsequently amended on June 7, 2013 and November 25, 2013, filed as Exhibit 10.1 to our Form 8-K (dated September 27, 2012), Exhibit 10.1 to our Form 8-K (dated June 7, 2013) and Exhibit 4.1 to our Form 10-Q (for the quarterly period ended December 31, 2013), respectively.

.

Non-GAAP Measures (Continued)

Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, plus debt guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures (Continued)

Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense to be the sum of the repayments of the non-GAAP measure Net Debt Repayment and the following GAAP cash flow statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity, Purchases of common stock and Pension and other postretirement funding (more) less than expense. "Net Debt (Increase) Repayment" is the difference between Net Debt at two points in time.

Our management uses Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share", also referred to as "adjusted earnings per share" or "Adjusted EPS". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Non-GAAP Measures (Continued)

Tacoma Mill Adjusted Segment Income, Tacoma Mill Adjusted Net Income and Adjusted EPS Accretion

We also use the non-GAAP measures "Tacoma Mill Adjusted Segment Income", "Tacoma Mill Adjusted Net Income" and "Adjusted EPS Accretion". Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance the acquisition because it excludes the acquisition inventory step-up that management believes is not indicative of the ongoing operating results of the business in assessing the performance of the acquisition. The Company and the board of directors use this information to evaluate the impact of the Tacoma Mill acquisition. We reconcile these measures to the most directly comparable GAAP measure, Corrugated Segment Income.

Segment EBITDA Margins

3Q FY2014
($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Merchandising Displays	Recycling	Corporate / Other	Consolidated
Segment Net Sales	$ 1,774.2	$ 497.0	$ 225.1	$ 85.4	$ (50.8)	$ 2,530.9
Less: Trade Sales	(67.5)	-	-	-	-	(67.5)
Adjusted Segment Sales	$ 1,706.7	$ 497.0	$ 225.1	$ 85.4	$ (50.8)	$ 2,463.4
Segment Income (1)	$ 182.3	$ 59.6	$ 21.4	$ 2.1		$ 265.4
Depreciation & Amortization	114.0	22.4	4.0	2.7	3.6	146.7
EBITDA	$ 296.3	$ 82.0	$ 25.4	$ 4.8		
Segment EBITDA Margins	17.4%	16.5%	11.3%	5.6%		

(1) Corrugated Packaging Segment excludes $2.5 million of inventory step-up expense

Segment EBITDA Margins

3Q FY2013
($ in millions, except percentages)

	Corrugated Packaging		Consumer Packaging		Merchandising Displays		Recycling		Corporate / Other		Consolidated	
Segment Net Sales	$	1,719.3	$	482.1	$	166.4	$	123.6	$	(43.1)	$	2,448.3
Less: Trade Sales		(75.3)		-		-		-		-		(75.3)
Adjusted Segment Sales	$	1,644.0	$	482.1	$	166.4	$	123.6	$	(43.1)	$	2,373.0
Segment Income	$	196.1	$	59.1	$	17.2	$	2.0			$	274.4
Depreciation & Amortization		100.9		22.3		2.8		3.2		3.2		132.4
EBITDA	$	297.0	$	81.4	$	20.0	$	5.2				
Segment EBITDA Margins		18.1%		16.9%		12.0%		4.2%				

Adjusted EPS Reconciliation

($ in millions, except per share data)	3Q FY2014	3Q FY2013
Net income attributable to Rock-Tenn Company Shareholders	$ 133.3	140.1
Restructuring and other costs and transition costs due to plant closures	8.7	18.0
Acquisition inventory step-up	1.6	-
Adjusted net income	**$ 143.6**	**$ 158.1**
Earnings per diluted share	**$ 1.82**	**$ 1.91**
Restructuring and other costs and transition costs due to plant closures	0.13	0.25
Acquisition inventory step-up	0.02	-
Adjusted earnings per diluted share	**$ 1.97**	**$ 2.16**

Net Debt Reconciliation

($ in millions)

	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2013	June 30, 2012
Current Portion of Debt	$ 63.1	$ 32.0	$ 54.1	$ 29.7	$ 257.7
Long-Term Debt Due After One Year	2,923.3	2,634.8	2,972.3	3,149.3	3,102.6
Total Debt	2,986.4	2,666.8	3,026.4	3,179.0	3,360.3
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	-	-	-	-	(0.2)
	2,986.4	2,666.8	3,026.4	3,179.0	3,360.1
Less: Cash and Cash Equivalents	(40.0)	(32.2)	(42.3)	(51.3)	(19.5)
Net Debt	$ 2,946.4	$ 2,634.6	$ 2,984.1	$ 3,127.7	$ 3,340.6
Net Debt (Increase) / Repayment - Qtr	$ (311.8)		$ 143.6		
Net Debt (Increase) / Repayment - Year	$ 37.7		$ 356.5		

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except percentages and ratios)	LTM 3Q FY2014	LTM 3Q FY2013
Consolidated Net Income	$ 506.8	$ 637.6
Interest Expense, net	85.4	99.2
Income Taxes	279.2	(62.9)
Depreciation and Amortization	575.8	547.3
Additional Permitted Charges	156.2	125.8
Credit Agreement EBITDA	$ 1,603.4	$ 1,347.0
Net Sales	$ 9,772.2	$ 9,414.1
Less: Trade Sales	$ (252.8)	(246.9)
Adjusted Net Sales	$ 9,519.4	$ 9,167.2
Credit Agreement EBITDA Margin	16.8%	14.7%
Current Portion of Debt	$ 63.1	$ 54.1
Long-Term Debt due after one year	2,923.3	2,972.3
Total Debt	$ 2,986.4	$ 3,026.4
Plus: Letters of Credit, Guarantees and Other Adjustments	53.5	59.7
Total Funded Debt	$ 3,039.9	$ 3,086.1
Leverage Ratio	1.90x	2.29x

Free Cash Flow – 3Q FY2014 and LTM 3Q FY2014 [(1)]

($ in millions, except share data)	3Q FY2014	LTM 3Q FY2014
Net debt (increase) repayment [(2)]	$ (311.8)	$ 37.7
Cash dividends paid to shareholders	25.1	97.6
Pension and postretirement funding more than expense	130.8	296.9
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity	340.7	400.9
Purchases of Common Stock	20.8	73.8
Free Cash Flow [(1)]	$ 205.6	$ 906.9
Average diluted shares outstanding	73.0	73.2
Free Cash Flow per Share	$ 2.82	$ 12.39

(1) Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Free Cash Flow – 3Q FY2013 and LTM 3Q FY2013 (1)

($ in millions, except share data)

	3Q FY2013		LTM 3Q FY2013	
Net debt repayment (2)	$	143.6	$	356.5
Cash dividends paid to shareholders		21.6		67.8
Pension and postretirement funding more than expense		45.0		230.6
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity		6.2		11.3
Free Cash Flow (1)	$	216.4	$	666.2
Average diluted shares outstanding		73.2		72.8
Free Cash Flow per Share	$	2.96	$	9.15

(1) Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Tacoma Accretion

($ in millions, except share data)

Corrugated Segment Income	$	179.8
Less: Legacy Corrugated Segment Income [1]		170.5
Tacoma Mill Segment Income		9.3
Plus: Acquisition Inventory Step-Up		2.5
Tacoma Mill Adjusted Segment Income		11.8
Allocated Interest Expense		(0.4)
Allocated Tax Expense		(4.2)
Tacoma Mill Adjusted Net Income	$	7.2
Average Diluted Shares Outstanding		73.0
Adjusted EPS Accretion	$	0.10

(1) Legacy Corrugated Segment Income includes Corrugated facilities operated prior to the Tacoma mill acquisition

Key Inputs

	Estimated Annual Quantity		3Q FY2014 Average Index Price	2Q FY2014 Average Index Price	3Q FY2013 Average Index Price	Unit
Wood Fiber [1]	20	million tons	$39	$39	$37	per ton
Recycled Fiber [2]	4	million tons	$99	$103	$110	per ton
Natural Gas [3]	45	bcf	$4.67	$4.94	$4.09	per mmbtu
Fuel Oil (mill use) [4]	12	million gallons	$2.24	$2.24	$2.21	per gallon
Diesel (freight) [5]	63	million gallons	$3.94	$3.96	$3.88	per gallon

Note: Estimated Annual Quantity includes Tacoma Mill consumption for full year

The following indices exclude transportation and distribution charges and premiums, as applicable:
(1) Wood Fiber reflects approximate RockTenn price
(2) Recycled Fiber based on RockTenn weighted consumption by regional indices
(3) Natural Gas: NYMEX Henry Hub Futures
(4) Fuel Oil: Platts New York #6 2.2% Cargo
(5) Diesel: EIA U.S. Diesel Fuel Retail Average Price, Industrial Sector

Fiscal 2014 Third Quarter Earnings Conference Call Presentation

July 30, 2014


RockTenn
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